SECURITY AGREEMENT


     THIS SECURITY AGREEMENT (this "Agreement") is made and entered into this fourth day of January, 1996, by and between CONCEPT COMMUNICATIONS, INC., 650 Massachusetts Ave., N.W., Washington, D.C., 20001, a Delaware Corporation ("Secured Party"), and THE NOSTALGIA NETWORK, INC., 650 Massachusetts Ave., N.W., Washington, D.C., 20001, a Delaware Corporation ("Debtor")

     WHEREAS, Secured Party, on date even herewith has loaned to Debtor One*Million*And No/100 Dollars ($1,000,000.00), and Debtor did, effectively on this date, execute a Promissory Note (the "Note") on which Secured Party is payee in the principal amount of One*Million*and No/100 Dollars ($1,000,000.00), plus interest thereon; and

     WHEREAS, as an inducement to Secured Party to accept the Note Debtor has agreed to execute and deliver this Agreement to Secured Party; and

     WHEREAS, the parties hereby wish to secure in the manner set forth in this Agreement the payment, performance and discharge of all obligations of Debtor under the Note or otherwise.

     NOW, THEREFORE, in consideration of the mutual promises of the parties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   The Security Interests.

          A. In order to secure the due and punctual payment of the Note (and all sums which may be owed thereunder) in accordance with the terms thereof, as the Note may be amended from time to time, Debtor hereby grants to Secured Party a continuing security interest in the following (hereinafter collectively called the "Collateral"):

               (i) all personal property and fixtures in which Debtor has an interest, now or hereafter existing or acquired, and wherever located, tangible or intangible, including but not limited to all present and hereafter existing or acquired accounts, contract rights, general intangibles, equipment, goods, inventory (raw materials, components, work-in process, finished merchandise and packing and shipping materials), personal property made available to Debtor by Secured Party ( or its agent or bailee) pursuant to a trust receipt or other security agreement the effect of which is to continue Secured Party's security interest therein, money, instruments, documents, chattel paper, securities, deposits, credits, claims and demands against Secured Party;

               (ii)       all proceeds thereof; and

               (iii)           all increases, substitutions,
replacements, additions and accessions thereto.

          B.   The security interests granted pursuant to this
Section 1 (the "Security Interests") are granted as security only and shall not subject Secured Party to, or transfer or in any way affect any obligation or liability of Debtor with respect to any of the Collateral or any transaction which gave rise thereto.

     2.   Possession

     Debtor shall have the right to sell, mortgage or otherwise dispose of Collateral in the usual course of business without the prior written consent of Secured Party, so longs as such items are replaced with comparable items of equal or greater value. Secured Party shall have a security interest in all such replacements items. Any action with respect to the Collateral that is not in the ordinary course of business shall not be taken unless Debtor shall have obtained the prior written consent of Secured Party to such action.

     3.   Location

     Except as otherwise provided in Section 2 hereof, Debtor hereby agrees to keep the Collateral at its principal office and not to remove the same (except in the usual course of business for temporary periods) without the prior written consent of Secured Party.

     4.   Filing

     Debtor will, at its expense, execute, deliver, file and record (in such manner and form as Secured Party may require), or permit Secured Party to file and record, any financing statements, continuation statements, specific assignment or other instruments that may be necessary or desirable in order to create, preserve, perfect or validate any security interest or to enable Secured Party to exercise and enforce its rights hereunder.

     5.   Repairs

     Debtor hereby agrees to keep the Collateral, at Debtor's own expense and cost, in such repair and condition as exists on the date hereof and available for inspection by Secured Party at all reasonable times.

     6.   Liens

     Debtor hereby agrees to keep the Collateral free and clear of all liens, charges, encumbrances, taxes and assessments, except as may have been or may be created by Secured Party.

     7.   Title

     Debtor hereby agrees to defend the title to the Collateral against all persons and against all claims and demands whatsoever; provided, however, that Debtor shall not be required to defend the title to the Collateral against any claim or demand arising out of any act or failure to act by Secured Party.

     8.   Payment

     Debtor hereby agrees to pay and perform all of the obligations secured by this Agreement according to the terms hereof.

     9.   Applicable Law

     The Uniform Commercial Code as in effect in the District of Columbia shall govern the rights, duties and remedies of the parties hereto and any provisions herein declared invalid under any law shall not invalidate any other provision of this Agreement.

     10.  Events of Default

     Debtor shall be in default under this Agreement upon the occurrence of:

               (i)  the failure by Debtor to timely pay the
principal or any installment of principal or interest on the Note or any other sum due thereunder or otherwise;

               (ii)  the failure by Debtor to comply with or
perform any provision of this Agreement;

               (iii)  the breach by Debtor of any covenant,
agreement or condition contained in any other security or other agreement of any kind securing the payment of the indebtedness
(or any part thereof) under the Note or otherwise;

               (iv) the execution by Debtor of an assignment for the benefit of creditors;

               (v) the subjection of the Collateral to levy of execution or other judicial process;

               (vi) the appointment of a receiver of Debtor or of the Collateral, or of any substantial part thereof;

               (vii)  the commencement of any bankruptcy or
insolvency proceeding against Debtor; or

               (viii)  the commencement of any bankruptcy or
insolvency proceeding by Debtor.

     11.  Remedies Upon Event of Default

     Upon any default by Debtor, at the option of Secured Party, the obligations secured by this Agreement shall immediately become due any payable in full and Secured Party shall have all the rights, remedies and privileges with respect to repossession, retention and sale of the Collateral and disposition of the proceeds as are accorded by the applicable sections of the Uniform Commercial Code as in effect in the District of Columbia.

     12.  General Authority

     Debtor hereby irrevocably appoints Secured Party as Debtor's true and lawful attorney, with full power of substitution, in the name of Debtor, Secured Party or otherwise, for the sole use and benefit of Secured Party, but at Debtor's expense, to the extent permitted by law, to exercise, at any time and from time to time while any default has occurred and is continuing, all or any of the following powers with respect to all or any of the
Collateral:

               (i) To receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by Secured Party in connection therewith;

               (ii) To settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

               (iii) To sell, transfer, assign or otherwise deal in or with same or the proceeds or avails thereof as fully and effectually as if Secured Party were the absolute owner thereof;

               (iv) To extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; and

               (v)  To discharge any taxes, liens, security
interests or other encumbrances at any time placed thereon;

provided that Secured Party shall give Debtor not less than five
(5) days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Secured Party and Debtor agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code.

     13.  Application of Proceeds

     The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order or priorities:

          First, to pay the expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and reasonable attorneys' fees and legal expenses incurred by Secured
Party;

          Second, to the payment of the Note and any other obligations secured hereby;

          Third, to pay the indebtedness secured by any subordinate security interest in the item of Collateral sold if written notification of demand therefor is received before distribution of the proceeds is completed; and

          Finally, to pay to Debtor, or its assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

     14.  Expenses; Secured Party's Lien

     Debtor will forthwith upon demand pay to Secured Party:

               (i) the amount of any taxes which Secured Party may have been required to pay by reason of the exercise of its rights pursuant to Section 12 hereof (including any applicable transfer taxes) or to free any of the Collateral from any lien thereon, and

               (ii) the amount of any and all reasonable out-of-pocket expenses, including the fees and disbursements of its counsel and of any agents not regularly in its employ, which Secured Party may incur in connection with (a) the collection, sale or other disposition of any of the Collateral, (b) the exercise by Secured Party of any of the powers conferred upon it hereunder or (c) any default on Debtor's part hereunder.

     15.  Termination of Security Interests; Release of
Collateral

     Upon the repayment in full of the Note and all other obligations secured hereby, the Security Interest shall terminate and all rights to the Collateral shall revert to Debtor. Upon any such termination of the Security Interest or release of Collateral, Secured Party will, at Debtor's expense, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence the termination of the Security Interest or the release of such Collateral, as the case may be.

     16.  Notices

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered or sent by registered or certified mail, return receipt requested, first-class postage prepaid as follows:

               (i)  if to Secured Party, to Concept
Communications, Inc., 650 Massachusetts Ave., N.W., Washington,
D.C., 20001, Attention:  President, with a copy to Arthur
Cirulnik, Tucker, Flyer & Lewis, 1615 L Street N.W., Washington,
D.C.  20036.

               (ii) if to Debtor, to The Nostalgia Network, Inc., 650 Massachusetts Ave., N.W., Washington, D.C., 20001,
Attention: President, with a copy to Bruce Casino, Esq., Fried, Frank, Harris, Shriver & Jacobsen, 1001 Pennsylvania Ave., N.W., Suite 800, Washington, D.C. 20004, or to such other address as any such party may designate in accordance with this Section 16.

     17.  Waivers; Non-Exclusive Remedies

     No failure on the part of Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any rights, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by Secured Party of any right, power or remedy under this Agreement preclude any other right, power or remedy. The remedies in this Agreement are cumulative and are not exclusive of any other remedies provided by law.

     18.  Changes in Writing

     Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     19.  District of Columbia Law; Meaning of Terms

     This Agreement shall be governed and construed according to the laws of the District of Columbia and shall be binding upon Debtor, and shall inure to the benefit of Secured Party and its successors and assigns.

     20.  Severability

     If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Secured Party in order to carry out the intentions of the parties hereto as nearly as may be possible; and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     21.  Headings

     The headings in this Agreement are for the purpose of convenience and reference only and shall not limit or otherwise affect the meaning hereof.

     22.  Binding Effect

     The terms, warranties, agreements and covenants herein contained shall bind and inure to the benefit of the respective parties hereto, and their successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


SECURED PARTY:

Concept Communications, Inc., a
Delaware Corporation


By:\s\DONG MOON JOO
   Dong Moon Joo, President



DEBTOR:

The Nostalgia Network, Inc., a
Delaware Corporation,



By:\S\JACK HEIM
   Jack Heim, President